Exhibit 4.4

Debenture Amendment Agreement

April 21, 2009

Pharmos Corporation
99 Wood Avenue South, Suite 311
Iselin, New Jersey 08830

Re:           10% Convertible Debenture Due November 1, 2012

Ladies and Gentlemen:

The undersigned, a Holder of a 10% Convertible Debenture (the “Debenture”) due November 1, 2012 of Pharmos Corporation (the “Company”), and in consideration of having agreed to purchase certain additional securities of the Company pursuant to the Securities Purchase Agreement dated as of the date hereof among the Company, the undersigned and the other Purchasers listed on Exhibit A annexed thereto, each severally hereby agrees that the Set Price thereunder with respect to the conversion of the principal amount of only those Debentures held by all of the undersigned is reduced from $0.70 to $0.275, with the conversion price for all unpaid and accrued interest thereon remaining unchanged at $0.34.

The undersigned each also hereby severally agrees to convert the Debenture in full as of the date hereof, and has tendered the Debenture to the Company in accordance with the provisions of Section 4(a)(iii) thereof, with this letter being deemed to satisfy the requirements of delivering a Notice of Conversion thereunder.

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Very truly yours,

Venrock Associates

By:___________________________
Name: Anthony B. Evnin
Title:                      General Partner

Venrock Associates III, L.P.

By:           Venrock Management III LLC
Its:           General Partner

By:___________________________
Name:                      Anthony B. Evnin
Title:                      Member

Venrock Entrepreneurs Fund III, L.P.

By: VEF Management III LLC
Its:           General Partner

By:___________________________
Name:                      Anthony B. Evnin
Title:                      Member

New Enterprise Associates 10, Limited Partnership

By: NEA Partners 10, Limited Partnership, its General Partner

By:____________________________
Name:                      Charles W. Newhall, IIITitle:General Partner

______________________________
Robert F. Johnston

ACCEPTED AND AGREED:

PHARMOS CORPORATION

By:________________________
Name:                      S. Colin Neill
Title:                      President and Chief Financial Officer